UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2016

DexCom, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Entry into Mesa Lease Agreement
On April 28, 2016, DexCom, Inc. (“DexCom”) entered into that certain Industrial Net Lease (the “Lease”) with PRA/LB, L.L.C. with respect to facilities in the building at 232 South Dobson Road in Mesa, Arizona (the “Mesa Building”).
Under the Lease, DexCom has leased approximately 148,797 square feet of space in the Mesa Building, of which approximately 78,000 square feet was available to DexCom on May 1, 2016 and the remaining portion of the Mesa Building will become available to DexCom on or around January 1, 2018. The term of the Lease extends through March 2028 with an extension option at the end of the term. Rent payable by DexCom under the Lease will be as follows:

Fiscal Year Ending	Total Annual Base Rent ( in millions)
Remainder of 2016	$0.2
2017	0.6
2018	1.2
2019	1.3
2020	1.3
Thereafter	10.7
Total	$15.3
In addition, under the Lease, DexCom is obligated to pay a share of the real estate taxes and operating costs for the Mesa Building and was required to provide a letter of credit in the amount of $3.6 million that shall serve as the security deposit for lease. The total obligation for rent under the lease term ending March 2028 is approximately $15.3 million, excluding real estate taxes and operating costs. The description of the Lease contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease, a copy of which will be filed as an exhibit to DexCom’s next quarterly report on Form 10-Q.
Entry into Skanska Construction Contract
On May 2, 2016, DexCom and Skanska USA Building Inc. (the “Contractor”) entered into that certain Standard Form of Agreement (the “Skanska Contract”), providing for construction and design services to build out DexCom’s new manufacturing facility to be located in the Mesa Building.
On-site construction of the new manufacturing facility will not begin until the Contractor receives written authorization from DexCom to proceed, which is expected to occur in early May 2016. Construction is expected to be completed in mid-2017. The Skanska Contract provides for payments to be made as construction proceeds. The total expenditures under the Skanska Contract are anticipated to be approximately $30 million. The description of the Skanska Contract contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Skanska Contract, a copy of which will be filed as an exhibit to DexCom’s next quarterly report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Kevin Sayer
Kevin Sayer
President and Chief Executive Officer
Date: May 3, 2016